J.P. Morgan Access Multi-Strategy Fund, LLC
J.P. Morgan Access Multi-Strategy Fund II
(each, a “Fund” and collectively, the “Funds”)

POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Mary Savino, Abby Ingber, Angela Burke, Gregory McNeil, and Gina Andes and each of them individually, as his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements, including registration statements on Form N-2, and other forms, such as Form ID, Forms 3, 4 or 5, or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Funds, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority, as appropriate, to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as she might or could do in person in his or her capacity as a Director / Trustee or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Companies assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any liabilities that may be associated therewith.
This Power of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Kevin Klingert Director / Trustee
Dated: January 17, 2023